Exhibit 10.4

AMENDMENT NO. 1 TO THE

EMPLOYMENT AGREEMENT

JANUARY 8, 2010

This Amendment to the Agreement (defined below) is entered into as of January 8, 2010, by and among RenaissanceRe Holdings Ltd. (the “Company”) and Jeffrey D. Kelly (“Employee”). All terms not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and Employee are parties to that certain employment agreement dated as of June 10, 2009 (the “Agreement”), which governs Employee’s employment with the Company; and

WHEREAS, the Company and Employee desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

The following sentence shall be added as the last sentence in Section 4(d)(ii) of the Agreement:

“Notwithstanding the foregoing, the eligibility for continued vesting based on performance described in this clause (ii) shall immediately cease, and all such shares of restricted stock shall be forfeited, in the event that Employee is subsequently terminated for Cause or violates any provision of the restrictive covenants set forth herein.”

Section 7(b)(vi) of the Agreement shall be deleted in its entirety and replaced with the following provision:

“(A) Vesting, as of the date of termination, of all Awards, other than Awards consisting of restricted stock that as of their date of grant were subject to both service- and performance-based vesting requirements, which shall either (1) if, as of the date of such termination, the applicable performance period has expired, vest immediately based on the actual level of attainment of the applicable performance goals without regard to such termination of employment, or (2) if, as of the date of such termination, the applicable performance period has not expired, vest immediately on a pro rata basis based on the number of days elapsed from the commencement of the applicable performance period through and including the date of such termination, based on target level attainment of the performance goals applicable to such Awards, and (B) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term, and (z) the first anniversary of the date of termination.”

Section 7(d)(vii) of the Agreement shall be deleted in its entirety and replaced with the following provision:

“(A) Vesting, as of the date of such termination, of all Awards, other than Awards consisting of restricted stock that as of their date of grant were subject to both service- and performance-based vesting requirements, which shall either (1) if, as of the date of such termination, the applicable performance period has expired, vest immediately based on the actual level of attainment of the applicable performance goals without regard to such termination of employment, or (2) if, as of the date of such termination, the applicable performance period has not expired, vest immediately on a pro rata basis based on the number of days elapsed from the commencement of the applicable performance period through and including the date of such termination, based on target level attainment of the performance goals applicable to such Awards, and (B) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term, and (z) the six-month anniversary of the date of termination.”

Section 7(f) of the Agreement shall be deleted in its entirety and replaced with the following provision:

“Termination by Employee without Good Reason. Employee may terminate his employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of termination of Employee’s employment under this Section 7(f), the Company may, in its sole and absolute discretion, by written notice to Employee accelerate the date of termination without changing the characterization of such termination as a termination by Employee without Good Reason. Upon a termination of employment by Employee without Good Reason under this Section 7(f), Employee shall be entitled only to the Accrued Obligations and, if applicable, such additional compensation and benefits described in Section 1(z)(ii); provided, however, that if such termination is a Retirement, subject to Employee’s continued compliance with the provisions hereof, (i) any Awards that are stock options and that have been held by Employee for at least one year at the time of Retirement (A) and that are unvested at the date of termination shall continue to vest as if Employee had remained employed through the applicable vesting period, and (B) shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term, and (z) the second anniversary of the later of the date of termination and the actual vesting date, and (ii) any Awards consisting of restricted stock that as of their date of grant were subject to both service- and performance-based vesting requirements shall either (I) if, as of the date of such termination, the applicable performance period has expired, vest immediately based on the actual level of attainment of the applicable performance goals without regard to such termination of employment, or (II) if, as of the date of such termination, the applicable performance period has not expired, remain outstanding through the last day of the applicable performance period without regard to such termination of employment and vest on a pro rata basis based on the number of days elapsed from the commencement of the applicable performance period through and including the date of such termination, if at all, based on the actual level of attainment of the applicable performance goals. Following termination of Employee’s employment by Employee without Good Reason, except as set forth in this Section 7(f) and, if applicable, such additional compensation and benefits described in Section 1(z)(ii), Employee shall have no further rights to any compensation or any other benefits under this Agreement, and Employee shall have no further obligations to the Company, except as set forth in Sections 7(j), 8, 9, 11(c), and 12 hereof.”

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Except as otherwise specifically set forth herein, all terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

/s/ Jeffrey D. Kelly
Jeffrey D. Kelly

/s/ Peter C. Durhager
RenaissanceRe Holdings Ltd.
By:	Peter C. Durhager
Title:	Senior Vice President and Chief Administrative Officer

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